UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2017 (December 20, 2017)

Applied DNA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36745	59-2262718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

50 Health Sciences Drive Stony Brook, New York 11790 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2017, Applied DNA Sciences, Inc. (the “Company,” “we” or “us”) entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to serve as the sole placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering of 2,735,000 shares (the “Shares”) of our common stock, par value $0.001 (the “Common Stock”), and warrants to purchase 2,735,000 shares of our Common Stock (the “Purchase Warrants”). Each Share will be sold with a Purchase Warrant to purchase one share of Common Stock at a combined purchase price of $1.75 per share of Common Stock and accompanying Purchase Warrant (the “Public Offering Price”) through the Placement Agent (the “Registered Direct Offering”). Also on December 20, 2017, to effect the Registered Direct Offering, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors named in the signature pages thereto (the “Purchasers”) pursuant to which we agreed to issue and sell the Shares and Purchase Warrants directly to the Purchasers at the Public Offering Price.

We expect to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering, in the amount of approximately $4.2 million. We intend to use the net proceeds from this offering for working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses.

The closing of the Registered Direct Offering is expected to take place on December 22, 2017, subject to customary closing conditions.

The Shares are being offered and sold to the public pursuant to our shelf registration statement on Form S-3 (File No. 333-218158) initially filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2017 and declared effective on May 26, 2017 (the “Registration Statement”). A prospectus supplement relating to the Registered Direct Offering will be filed with the Commission on or about December 20, 2017.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, we have agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 90 days following the closing of the offering.

In connection with this offering, we and each of our executive officers, directors and certain stockholders have agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale of, or otherwise dispose of, directly or indirectly, any shares of our Common Stock, or any securities convertible into or exercisable or exchangeable for shares of our Common Stock, for 90 days from the date of the prospectus supplement relating to this offering without the prior written consent of the Placement Agent. Notwithstanding the foregoing, if (a) we issue an earnings release or material news, or a material event relating to our Company occurs, during the last 17 days of the lock-up period, or (b) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings releases or the occurrence of the material news or material event, unless the placement agent waives that extension.

Pursuant to the Placement Agreement, we have agreed to pay the Placement Agent a cash placement fee equal to 6.5% of the aggregate gross proceeds raised in this offering from sales arranged for by the Placement Agent. Subject to certain conditions, we also have agreed to reimburse all travel and other out-of-pocket expenses of the Placement Agent in connection with this offering, including but not limited to legal fees, up to a maximum of $45,000.

If we elect to terminate this offering for any reason, and, if within six months following the termination, we complete any financing of equity, equity-linked or debt or other capital raising activity, then we will be required to pay to the Placement Agent upon the closing of the financing the cash placement fee described above.

The Placement Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities. The Company has agreed not to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement, while any Purchaser holds any Purchase Warrants. The Purchase Warrants are subject to a call provision whereby the Company may, subject to certain provisions including that the volume weighted average price of the Company’s Common Stock has exceeded $5.00 for twenty consecutive trading days, call for cancellation of all or any portion of the Purchase Warrants not yet exercised.

Each Purchase Warrant will be exercisable beginning on the initial exercise date that is the date of issuance (the “Initial Exercise Date”) at an exercise price of $2.00 per share, subject to adjustment as provided therein. The Purchase Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. The Purchase Warrants include an adjustment provision that, subject to certain exceptions, reduces their exercise price if the Company issues Common Stock or Common Stock equivalents at a price lower than the then-current exercise price of the Purchase Warrants, subject to a minimum exercise price of $0.44 per share. Subject to limited exceptions, a holder of Purchase Warrants will not have the right to exercise any portion of its Purchase Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Purchase Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Purchase Warrants.

After the Initial Exercise Date, if and only if there is no effective registration statement registering, or no current prospectus available for, the resale of the Purchase Warrants, the Purchasers may exercise the Purchase Warrants by means of a “cashless exercise.”

The foregoing descriptions of the Placement Agreement, the Securities Purchase Agreement and the Purchase Warrants are qualified in their entirety by reference to the full text of the Form of Purchase Warrant, the Placement Agreement and the Form of Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference in their entirety.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs at any time.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The prospectus supplement relating to the Registered Direct Offering will be filed with the Commission and will be available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, at (212) 895-3745.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 7.01	Regulation FD Disclosure.

On December 20, 2017, the Company issued a press release announcing the Registered Direct Offering, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Purchase Warrant.
10.1	Placement Agency Agreement by and between Applied DNA Sciences, Inc. and Maxim Group LLC, dated December 20, 2017.
10.2	Securities Purchase Agreement.
99.1	Press Release dated December 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Purchase Warrant.
10.1	Placement Agency Agreement by and between Applied DNA Sciences, Inc. and Maxim Group LLC, dated December 20, 2017.
10.2	Securities Purchase Agreement.
99.1	Press Release dated December 20, 2017.

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